Exhibit 10.10(b)

SECOND AMENDMENT TO LEASE

THIS SECOND LEASE AMENDMENT (the “Amendment”), dated February 22, 2011, is executed by and between CENTURY BUILDING INVESTMENT GROUP, LLC, a California limited liability company (“Landlord”), and EXACTTARGET, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain Lease dated June 30, 2010, which was amended by that First Amendment to Lease dated January 10, 2011 (as amended, the “Lease”), whereby Tenant leases from Landlord approximately 22,064 rentable square feet of space known as Suite 700 (the “Leased Premises”) in the Century Building (the “Building”), commonly known as 36 South Pennsylvania Street, Indianapolis, Indiana 46204; and

WHEREAS, Landlord and Tenant desire to expand the Premises and amend the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, and for other good and valuable consideration, Landlord and Tenant hereby enter into this Amendment.

SECTION 1—MODIFICATION TO EXISTING LEASE

1. The Expiration Date set forth in Section F of the Basic Lease Terms is hereby modified to be March 31, 2021.

SECTION 2—EIGHTH FLOOR SPACE:

2.1 Eighth Floor Basic Terms: Subject to the terms set forth in Articles 38, 39 and 41 of the Lease, Tenant shall take possession of the Eighth floor (“Eighth Floor Space”) as of April 1, 2011 and the Premises shall be expanded by 4,039 rentable square feet. The Delivery Date of the Eighth floor shall be April 1, 2011. The Commencement Date of the Eighth floor shall be July 1, 2011. Tenant’s Percentage Share attributed to the Eighth floor shall be 2.65%.

2.2. Basic Rent Schedule: Base rent for the Eighth Floor Space shall be as per the following schedule:

a)	July 1, 2011 through December 17, 2011:	$0.00 per month;
b)	December 18, 2011 through December 31, 2011:	$2,280.08;
c)	January 1, 2012 through March 31, 2012:	$5,048.75 per month;

d)	April 1, 2012 through March 31, 2013:	$5,149.73 per month;
e)	April 1, 2013 through July 31, 2013:	$5,250.70 per month;
f)	August 1, 2013 through August 31, 2013:	$393.80 per month;
g)	September 1, 2013 through March 31, 2014:	$5,250.70 per month;
h)	April 1, 2014 through July 31, 2014:	$5,351.68 per month;
i)	August 1, 2014 through August 31, 2014:	$401.38 per month;
j)	September 1, 2014 through March 31, 2015:	$5,351.68 per month;
k)	April 1, 2015 through July 31, 2015:	$5,452.65 per month;
l)	August 1, 2015 through August 31, 2015:	$408.95 per month;
m)	September 1, 2015 through March 31, 2016:	$5,452.65 per month;
n)	April 1, 2016 through March 31, 2017:	$5,553.63 per month;
o)	April 1, 2017 through March 31, 2018:	$5,654.60 per month;
p)	April 1, 2018 through March 31, 2019:	$5,755.58 per month;
q)	April 1, 2019 through March 31, 2020:	$5,856.55 per month;
r)	April 1, 2020 through March 31, 2021:	$5,957.53 per month.

2.3 Tenant Improvement Allowance: In accordance with Articles 37, 38, and 42 of the Lease, Landlord shall provide Tenant with a Tenant Improvement Allowance for the Eighth Floor Space equal to $9.25 per square foot or $37,360.75 and a Space Planning and Design Allowance for the Eighth Floor Space equal to $1.25 per square foot or $5,048.75.

2.4 Use of Eighth Floor Space. Landlord acknowledges that Tenant is considering using the Eighth Floor Space as an exercise facility for its employees. Landlord hereby consents to such use of the Eighth Floor Space and agrees that Tenant may install in the Eighth Floor Space exercise equipment related to such use. Tenant shall take precautions to mitigate any potential concerns for the use such as, but not limited to, noise and humidity.

SECTION 3—SIXTH FLOOR SPACE:

3.1 6th Floor Basic Terms: Subject to the terms set forth in Articles 38 and 39 of the Lease, Tenant shall take possession of the Sixth floor (“Sixth Floor Space”) as of April 1, 2011 and the Premises shall be expanded by 22,064 rentable square feet. The Delivery Date of the Sixth floor shall be April 1, 2011. The Commencement Date of the Sixth floor shall be July 1, 2011. Tenant’s Percentage Share attributed to the Sixth floor shall be 14.49%.

3.2. Basic Rent Schedule: Base rent for the Sixth Floor Space shall be as per the following schedule:

a)	July 1, 2011 through December 17, 2011:	$0.00 per month;
b)	December 18, 2011 through December 31, 2011:	$12,455.48;
c)	January 1, 2012 through March 31, 2012:	$27,580.00 per month;
d)	April 1, 2012 through March 31, 2013:	$28,131.60 per month;
e)	April 1, 2013 through July 31, 2013:	$28,683.20 per month;

f)	August 1, 2013 through August 31, 2013:	$2,079.53 per month;
g)	September 1, 2013 through March 31, 2014:	$28,683.20 per month;
h)	April 1, 2014 through July 31, 2014:	$29,234.80 per month;
i)	August 1, 2014 through August 31, 2014:	$2,192.61 per month;
j)	September 1, 2014 through March 31, 2015:	$29,234.80 per month;
k)	April 1, 2015 through July 31, 2015:	$29,786.40 per month;
l)	August 1, 2015 through August 31, 2015:	$2,233.98 per month;
m)	September 1, 2015 through March 31, 2016:	$29,786.40 per month;
n)	April 1, 2016 through March 31, 2017:	$30,338.00 per month;
o)	April 1, 2017 through March 31, 2018:	$30,889.60 per month;
p)	April 1, 2018 through March 31, 2019:	$31,441.20 per month;
q)	April 1, 2019 through March 31, 2020:	$31,992.80 per month;
r)	April 1, 2020 through March 31, 2021:	$32,544.40 per month.

3.3 Tenant Improvement Allowance: In accordance with Articles 37, 38, and 42 of the Lease, Landlord shall provide Tenant with a Tenant Improvement Allowance for the Sixth Floor Space equal to $9.25 per square foot or $204,092, and a Space Planning and Design Allowance for the Sixth Floor Space equal to $1.25 per square foot or $27,580.

4. Landlord’s Work: Landlord shall, at its sole expense, perform the following work only:

a) None.

Except for the foregoing work, Landlord shall not be required to perform any work in or renovation of the Eighth Floor Space or the Sixth Floor Space. Tenant shall take possession of the same in its “As-Is” condition.

5. Representations and Warranties. Each party represents and warrants to the other party that (i) it is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by such party; and (iii) the individual executing and delivering this Amendment on behalf of such party has been authorized to do so, and such execution and delivery shall bind such party.

6. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

7. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

CENTURY BUILDING INVESTMENT GROUP, LLC a California limited liability company
By:	Blue Real Estate, a California corporation, Managing Member

By:	/s/ James N. Ries
James N. Ries, Manager

Date:	2/25/11

TENANT:

EXACTTARGET, INC, A Delaware corporation

By:	/s/ Todd Richardson

Its:	Sr. VP

Date:	2/24/11